ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

                                       OF

                               NEBO PRODUCTS, INC.


         Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended, (the "Act"), the undersigned, Nebo Products, Inc. (the "Corporation"), hereby declares and certifies as follows:

     1.   The name of the Corporation is Nebo Products, Inc.

     2. The text of the amendment to the Articles of Incorporation of the Corporation adopted by Unanimous Written Consent of the Directors of the Corporation is as follows:

                                "Article 4. Stock



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          4.1  Authorized   Shares.   The  total  number  of  shares  which  the
               Corporation shall be authorized to issue is 200,000,000 shares of
               capital  stock,   such  total  number  of  shares  consisting  of
               100,000,000 shares of Common Stock, with no par value per share, and 100,000,000 shares of Preferred Stock, with no par value per share. All of the shares of the Corporation's capital stock shall be non-assessable.

          4.2 Preferred Stock. The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, as stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (a "Director's
               Resolution"). The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but shall not be limited to, determination of the following:

               4.2.1. The  distinctive  serial  designation and number of shares comprising each such series;

               4.2.2. The  rate of  dividends,  if any,  on the  shares  of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative priority, if any, of payment of dividends on shares of that series over shares of any other series;

               4.2.3. Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

               4.2.4. Whether  that  series  shall  have a sinking  fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

               4.2.5. The rights,  if any, to which the holders of the shares of that series shall be entitled in the event of voluntary involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

               4.2.6. Whether  the shares of that  series  shall be  convertible into or exchangeable for shares of stock of any other class of the capital stock of the Corporation or any other series of Preferred Stock of the Corporation or the securities of any other entity and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which or the events upon which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

               4.2.7. Whether  the  issuance  of any  additional  shares of such series shall be subject to restrictions, or whether any shares of any other series shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

               4.2.8. Voting rights, if any, including,  without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of these Articles of Incorporation, voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class; and

               4.2.9.  Any  other   preferences,   privileges  and  powers,  and
                    relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation and as shall now or hereafter be permitted by the Utah Revised Business Corporation Act, as amended.

          4.3. Common Stock. Except as otherwise required by law or these Articles of Incorporation or as otherwise provided with respect to the relative rights of shares of Preferred Stock in any Director's Resolution, all shares of Common Stock shall be identical and the holders of shares of Common Stock shall possess voting power and each share of Common Stock shall have one (1) vote.

          4.4. Relative Ranking of Common Stock. The Common Stock is junior to the Preferred Stock and is subject to all of the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein set forth and as may be stated in any Director's Resolution."




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     3.   The  amendment  specified  above  does not  provide  for an  exchange, reclassification, or cancellation of issued shares of the Corporation.

     4. The amendment specified above was adopted on April 6, 2001 by Unanimous Written Consent of the Directors of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. In addition, on April 23, 2001 such amendment specified above was approved by Written Consent of the majority of the Shareholders of the Corporation as follows:



--------------------------- ------------------- ---------------------- ---------------------- ----------------------
   DESIGNATION OF STOCK           NO. OF          NO. OF VOTES CAST       VOTES CAST FOR       VOTES CAST AGAINST
                            OUTSTANDING SHARES                               AMENDMENT            AMENDMENT OR
                                                                                                   ABSTAINING
--------------------------- ------------------- ---------------------- ---------------------- ----------------------
  Class A Common Voting         11,257,248            5,706,800              5,700,200                6,600
          Shares
--------------------------- ------------------- ---------------------- ---------------------- ----------------------



Such votes cast were sufficient for approval of the Amendment.

         IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed as of the 3rd day of May, 2001.


                                        NEBO PRODUCTS, INC.
                                        a Utah corporation,


                                        By /s/ Scott Holmes
                                          ----------------------------------
                                           Scott Holmes
                                           President

ATTEST:


By /s/ Jason L. Lee
  -----------------------------------
     Jason L. Lee
     Secretary